CERTIFICATE OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF SUMMIT THERAPEUTICS INC. Pursuant to Section 242 of the General Corporation Law of the State of Delaware Summit Therapeutics Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows: 1. A resolution was duly adopted by the Board of Directors (the “Board”) of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Restated Certificate of Incorporation of the Corporation, dated September 18, 2020, as amended by that Amendment to the Restated Certificate of Incorporation, dated July 27, 2022 and as further amended by that Amendment No. 2 to Restated Certificate of Incorporation, dated January 19, 2023 (the “Restated Certificate”) and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment at a special meeting of the stockholders called and held on November 4, 2026, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, by voting the necessary number of shares as required by statute in favor of such amendment. The resolution setting forth the amendment is as follows: RESOLVED, that the first paragraph of Article FOURTH of the Restated Certificate be deleted in its entirety and replaced with the following language: “FOURTH: The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 2,020,000,000 shares, consisting of (i) 2,000,000,000 shares of Common stock, $0.01 par value per share (the “Common Stock”), and (ii) 20,000,000 shares of Preferred stock, $0.01 par value per share (the “Preferred Stock”).” 2. This Certificate of Amendment shall become effective upon filing with the Secretary of State of the State of Delaware. IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this 4th day of November, 2026. SUMMIT THERAPEUTICS INC. By: /s/ Robert W. Duggan Name: Robert W. Duggan Title: Co-Chief Executive Officer